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                               AMENDMENT AGREEMENT

      AMENDMENT AGREEMENT, effective as of October 1, 2004, by and between VANTAGEPOINT FUNDS, a business trust organized under the laws of the state of Delaware (the "Fund") and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

      WHEREAS the Fund and the Bank entered into a Custodian Agreement dated February 3, 1999 (as amended to the date hereof, the "Custodian Agreement"); and

      WHEREAS, the Fund and the Bank desire to amend the Custodian Agreement as set forth below.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.    Amendment.

      (a) The lead in paragraph in Section 16.1 of the Custodian Agreement is hereby amended by deleting such paragraph in its entirety and by inserting in lieu thereof, the following:

      "This Agreement shall remain in effect until February 28, 2008 (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety (90) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be."

      (b) The Custodian Agreement is hereby amended by adding at the end thereof the following new Section 27:

      "27. Rule 38a-1. In order to assist the Fund to satisfy the requirements of Rule 38a-1 promulgated under the 1940 Act (the "Rule"), the Bank shall provide to the Fund's Chief Compliance Officer: (i) direct access to the Bank's relevant compliance personnel, (ii) periodic compliance reports and reports regarding any Material Compliance Matter (as defined in the Rule) regarding the Fund, and (iii) periodic certifications that the Bank is in material compliance with applicable Federal Securities Laws (as defined in the Rule).

      (c) Fees payable to the Bank under the Custodian Agreement shall be as set forth on the fee schedule attached hereto as Exhibit A, as such fee schedule may be amended from time to time as agreed to in writing by the parties.

2.    Miscellaneous.

      (a) Except as amended hereby, the Custodian Agreement shall remain in full force and effect.

      (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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      IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

INVESTORS BANK & TRUST COMPANY

By: /s/ Andrew M. Nesvet

Name: Andrew M. Nesvet

Title: Managing Director

THE VANTAGEPOINT FUNDS

By: /s/ Joan McCallen

Name: Joan McCallen

Title: President & CEO

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                             THE VANTAGEPOINT FUNDS

                                 FEE SCHEDULE**
                                 OCTOBER 1, 2004

                CUSTODY, FUND ACCOUNTING & CALCULATION OF N.A.V.,
      PERFORMANCE MEASUREMENT AND PORTFOLIO ANALYTICS AND TREASURY SERVICES

A.    CUSTODY, FUND ACCOUNTING, & CALCULATION OF N.A.V

      1. PORTFOLIO FUNDS:

      - The following basis point fee shall apply to the combined assets of all portfolio funds:

            Annual Asset Based Fees:

              First $2 Billion in Net Assets             1.60 BASIS POINTS
              Next $5 Billion in Net Assets              1.40 BASIS POINTS
              Next $3 Billion in Net Assets              1.25 BASIS POINTS
              Excess of $10 Billion in Net Assets        1.00 BASIS POINT

            - For the 2 new fixed income funds expected to launch in 2005, there will be an annual minimum fee per fund of $20,000. For each new fund added thereafter, there will be an annual minimum fee per fund of $25,000.

            - For each sub-advised portfolio added in excess of the first 23 sub-advised portfolios (excluding cash buffer portfolios or any fund with one sub-adviser), there will be an additional $20,000 annual fee. There are presently 18 sub-advised portfolios.

      2. FUND OF FUNDS:

                  -     The following annual fee shall be charged to each Fund:

            Annual Fee per Fund:                            $18,000

                                                                    Confidential

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      3.    ADDITIONAL SHARE CLASSES:

            - No additional charge for the above services will apply until such time as the total number of new classes (over and above any classes of shares existing as of the date hereof) to the Vantagepoint Fund complex exceeds 29. This is intended to allow for the addition of one new share class of each of the following: 13 Portfolio Funds and 6 Funds of Funds in existence on 9/13/04 plus anticipated 10 new funds, consisting of, 2 Portfolio Funds and 8 Funds of Funds.

            - There will be a $6,000 charge per individual share class thereafter for the above services.

B.    PERFORMANCE MEASUREMENT AND PORTFOLIO ANALYTICS

      -     For each sub-advised portfolio, each                    $1,500 PER
            ANNUM consolidated portfolio (fund level entity) and each share class

C.    DOMESTIC CUSTODY TRANSACTIONS

      -     Transaction fees:                             PER TRANSACTION
                                                          ---------------
              DTC/Fed Book Entry                              $10.00
              Physical Securities                             $35.00
              Options and Futures                             $18.00
              GNMA Securities                                 $40.00
              Principal Paydown                               $ 5.00
              Third Party Foreign Exchange                    $18.00
              Outgoing Wires                                  $ 7.00
              Incoming Wires                                  $ 5.00

D.    FOREIGN SUBCUSTODIAN FEES

      - Incremental basis point and transaction fees will be charged for all foreign assets for which we are custodian. The asset based fees and transaction fees vary by country, based upon the attached global custody fee schedule. Local duties, scrip fees, handling of proxies, postage, delivery and legal fees and other market charges are out-of-pocket.

      - These fee rates are subject to the funds holding all foreign assets at the subcustodians chosen by Investors Bank.

      - Fees for additional markets to be discussed with your client manager.

                                                                    Confidential

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E.    SECURITIES LENDING

      The Funds will use the Bank as their exclusive securities lending agent. The securities lending revenue is split with the Funds and Investors Bank on a 65%/35% basis respectively.

F.    FOREIGN EXCHANGE

      The Funds shall execute all foreign exchange transactions with the Bank.

G.    CASH MANAGEMENT

      The Funds will utilize an Investors Bank Cash Management Product for no less than 50% of overnight cash balances, combined across all funds, from cash buffer accounts and sub-advised portfolios with rates as follows:

        UP TO $300 MILLION                 70% OF FED FUNDS TARGET RATE
        $300 MILLION AND ABOVE             80% OF FED FUNDS TARGET RATE
                                           (APPLIES TO ENTIRE BALANCE)

      No transaction fees will apply to Investors Bank cash management services.

      A fee of 1 basis point on all Fund assets will apply should the Funds cease to utilize the above services for at least 50% of overnight balances.

                                  OUT-OF-POCKET

A.    OUT-OF-POCKET

      These charges consist of:

           -Pricing & Verification Services           -Micro Rental
           -Printing, Delivery, Storage & Postage     -Forms & Supplies
           -Telephone                                 -Support Equipment Rental
           -Third Party Review                        -Legal Expenses
           -Systems Development Costs                 -Data Transmissions

                                                                    Confidential

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B.    SYSTEMS

      The details of any systems work will be determined after a thorough business analysis. Investors Bank provides an allowance of 10 systems hours for data extract set up and reporting extract set up. Additional systems hours will be billed on a time and materials basis.

NOTES

** The above fees will be charged against the fund's custodial checking account five business days after month end.

** This fee schedule is confidential information of the parties and shall not be disclosed to any third party other than (1) regulatory authorities, (2) a party's independent auditors, (3) counsel to a party or a party's independent directors without prior written consent of both parties, except as required by applicable law.

**This fee schedule is predicated upon the extension of our existing contractual arrangements for a minimum period of 3 years beyond their current terms.

Accepted and Approved By  :/s/ Joan McCallen

Name                      : Joan McCallen

Title                     : President

Date                      : September 27, 2004

                                                                    Confidential

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                             THE VANTAGEPOINT FUNDS
                                 AS OF 09/13/04

                                 PORTFOLIO FUNDS

                   VANTAGEPOINT AGGRESSIVE OPPORTUNITIES FUND
                         VANTAGEPOINT INTERNATIONAL FUND
                            VANTAGEPOINT GROWTH FUND
                        VANTAGEPOINT GROWTH & INCOME FUND
                         VANTAGEPOINT EQUITY INCOME FUND
                       VANTAGEPOINT ASSET ALLOCATION FUND
                  VANTAGEPOINT U.S. GOVERNMENT SECURITIES FUND
                      VANTAGEPOINT INCOME PRESERVATION FUND
                        VANTAGEPOINT CORE BOND INDEX FUND
                        VANTAGEPOINT 500 STOCK INDEX FUND
                      VANTAGEPOINT BROAD MARKET INDEX FUND
                    VANTAGEPOINT MID/SMALL COMPANY INDEX FUND
                     VANTAGEPOINT OVERSEAS EQUITY INDEX FUND

                                 FUNDS OF FUNDS

               VANTAGEPOINT MODEL PORTFOLIO SAVINGS ORIENTED FUND
              VANTAGEPOINT MODEL PORTFOLIO CONSERVATIVE GROWTH FUND VANTAGEPOINT MODEL PORTFOLIO TRADITIONAL GROWTH FUND
               VANTAGEPOINT MODEL PORTFOLIO LONG TERM GROWTH FUND VANTAGEPOINT MODEL PORTFOLIO ALL-EQUITY GROWTH FUND
                         VANTAGEPOINT MONEY MARKET FUND

                                                                    Confidential

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